                                                        Ex-99.2

                                       BY-LAWS

                                         OF

                     MERRILL LYNCH GLOBAL ALLOCATION FUND, INC.

                                      ARTICLE I


                                       Offices
                                       -------

               Section 1. Principal Office.  The principal office of the
                          ----------------
          Corporation shall be in the City of Baltimore, State of Maryland.
               Section 2. Principal Executive Office.  The principal
                          --------------------------
          executive office of the Corporation shall be at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.
               Section 3. Other Offices.  The Corporation may have such
                          -------------
          other offices in such places as the Board of Directors may from time to time determine.
                                     ARTICLE II

                              Meetings of Stockholders
                              ------------------------
               Section 1. Annual Meeting.  The Corporation shall not be
                          --------------
          required to hold an annual meeting of its stockholders in any year in which none of the following is required to be acted on by the holders of the capital stock under the Investment Company Act of 1940, as amended: (a) election of directors, (b) approval of the Corporation's investment advisory agreement; (c) ratification of the selection of independent public accountants; and (d)
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          approval of the Corporation's distribution agreement.  In the event that the Corporation shall be required to hold an annual meeting of stockholders by the Investment Company Act of 1940, as amended, such meeting shall be held: (a) at a date and time set by the Board of Directors in accordance with the Investment Com-pany Act of 1940, as amended, if the purpose of the meeting is to elect directors or to approve an investment advisory agreement or distribution agreement; and (b) on a date fixed by the board of directors during the month of March (i) in the fiscal year imme-diately following the fiscal year in which independent accountants were appointed if the purpose of the meeting is to ratify the selection of such independent accountants, or (ii) in any fiscal year if an annual meeting is to be held for any reason other than as specified in the foregoing. Any stockholders' meeting held in accordance with the preceding sentence shall for all purposes constitute the annual meeting of stockholders for the fiscal year of the Corporation in which the meeting is held. At any such meeting, the stockholders shall elect directors to hold the offices of any directors who have held office for more than one year or who have been elected by the board of directors to fill vacancies which result from any cause.
               Section 2. Special Meetings.  Special meetings of the
                          ----------------
          stockholders, unless otherwise provided by law or by the Articles of Incorporation, may be called for any purpose or purposes by a majority of the Board of Directors, the President, or on the



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          written request of the holders of at least 10% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting.
               Section 3. Place of Meetings.  Meetings of the stockholders
                          -----------------
          shall be held at such place within the United States as the Board of Directors may from time to time determine.
               Section 4. Notice of Meetings; Waiver of Notice.  Notice of
                          ------------------------------------
          the place, date and time of the holding of each stockholders' meeting and, if the meeting is a special meeting, the purpose or purposes of the special meeting, shall be given personally or by mail, not less than ten nor more than ninety days before the date of such meeting, to each stockholder entitled to vote at such meeting and to each other stockholder entitled to notice of the meeting. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the stockholder at his address as it appears on the records of the Corporation, with postage thereon prepaid.
               Notice of any meeting of stockholders shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Directors, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than one hundred and twenty days after the original



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          record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.
               Section 5. Quorum.  At all meetings of the stockholders,
                          ------
          the holders of a majority of the shares of stock of the Corpo-ration entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Articles of Incorporation. In the absence of a quorum no busi-ness may be transacted, except that the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of shares of stock shall be so present. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of shares of stock of the Corpo-ration in excess of a majority thereof which may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Articles of Incorporation, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there



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          shall be present thereat, in person or by proxy, holders of the number of shares of stock of the Corporation required for action in respect of such other matter or matters.
               Section 6. Organization.  At each meeting of the stock-
                          ------------
          holders, the Chairman of the Board (if one has been designated by the Board), or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.
               Section 7. Order of Business.  The order of business at all
                          -----------------
          meetings of the stockholders shall be as determined by the chair-man of the meeting.
               Section 8. Voting.  Except as otherwise provided by statute
                          ------
          or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the Corporation as of the record date determined pursuant to
          Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or (ii) the thirtieth day before the meeting.

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               Each stockholder entitled to vote at any meeting of stock-
          holders may authorize another person or persons to act for him by a proxy signed by such stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Articles of Incorporation or these By-Laws, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action.
               If a vote shall be taken on any question other than the election of directors, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.
              Section 9. Fixing of Record Date.  The Board of Directors
                         ---------------------
          may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less

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          than ten days before the date of the meeting of the stockholders.
          All persons who were holders of record of shares at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.
               Section 10.  Inspectors.  The Board may, in advance of any
                            ----------
          meeting of stockholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting powers of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certif-

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          icate of any fact found by them.  No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be stockholders.
               Section 11.  Consent of Stockholders in Lieu of Meeting.
                            ------------------------------------------
          Except as otherwise provided by statute or the Articles of Incor-poration, any action required to be taken at any meeting of stockholders, or any action which may be taken at any meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders meetings: (i) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote thereat.


                                     ARTICLE III

                                 Board of Directors

               Section 1. General Powers.  Except as otherwise provided in
                          --------------
          the Articles of Incorporation, the business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholders by law or by the Articles of Incorporation or these By-Laws.



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               Section 2. Number of Directors.  The number of directors
                          -------------------
          shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the Directors then in office; provided, however, that the number of directors shall in no event be less than three nor more than fifteen except that the Corpo-ration may have two directors if there is no stock outstanding, or so long as there are less than three stockholders. Any vacan-cy created by an increase in Directors may be filled in accordance with Section 6 of this Article III. No reduction in the number of directors shall have the effect of removing any director from office prior to the expiration of his term unless such director is specifically removed pursuant to Section 5 of this Article III at the time of such decrease. Directors need not be stockholders.
               Section 3. Election and Term of Directors.  Directors shall
                          ------------------------------
          be elected annually, by written ballot at a meeting of stock-holders held for that purpose; provided, however, that if no meeting of the stockholders of the Corporation is required to be held in a particular year pursuant to Section 1 of Article II of these By-Laws, directors shall be elected at the next meeting held. The term of office of each director shall be from the time of his election and qualification until the election of directors next succeeding his election and until his successor shall have been elected and shall have qualified, or until his death, or




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          until he shall have resigned, or have been removed as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation.
               Section 4. Resignation.  A director of the Corporation may
                          -----------
          resign at any time by giving written notice of his resignation to the Board or the Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt;
          and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

          Section 5. Removal of Directors.  Any director of the Cor-
                     --------------------
          poration may be removed by the stockholders by a vote of a majority of the votes entitled to be cast for the election of directors.
               Section 6. Vacancies.  Any vacancies in the Board, whether
                          ---------
          arising from death, resignation, removal, an increase in the number of directors or any other cause, shall be filled by a vote of the majority of the Board of Directors then in office even though such majority is less than a quorum, provided that no vacancies shall be filled by action of the remaining directors, if after the filling of said vacancy or vacancies, less than two-thirds of the directors then holding office shall have been elected by the stockholders of the Corporation. In the event that at any time there is a vacancy in any office of a director which vacancy may not be filled by the remaining directors, a


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          special meeting of the stockholders shall be held as promptly as possible and in any event within sixty days, for the purpose of filling said vacancy or vacancies. Any directors elected or appointed to fill a vacancy shall hold office only until the next meeting of stockholders of the Corporation and until a successor shall have been chosen and qualifies or until his earlier resig-nation or removal.
               Section 7. Place of Meetings.  Meetings of the Board may be
                          -----------------
          held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.
               Section 8. Regular Meeting.  Regular meetings of the Board
                          ---------------
          may be held without notice at such time and place as may be determined by the Board of Directors.
               Section 9. Special Meetings.  Special meetings of the Board
                          ----------------
          may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.
               Section 10.  Telephone Meetings.  Members of the Board of
                            ------------------
          Directors or of any committee thereof may participate in a meeting by means of a conference telephone or similar communica-tions equipment if all persons participating in the meeting can hear each other at the same time. Subject to the provisions of the Investment Company Act of 1940, as amended, participation in a meeting by these means constitutes presence in person at the meeting.



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               Section 11.  Notice of Special Meetings.  Notice of each
                            --------------------------
          special meeting of the Board shall be given by the Secretary as hereinafter provided, in which notice shall be stated the time and place of the meeting. Notice of each such meeting shall be delivered to each director, either personally or by telephone or any standard form of telecommunication, at least twenty-four hours before the time at which such meeting is to be held, or by first-class mail, postage prepaid, addressed to him at his resi-dence or usual place of business, at least three days before the day on which such meeting is to be held.
               Section 12.  Waiver of Notice of Meetings.  Notice of any
                            ----------------------------
          special meeting need not be given to any director who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting. Except as otherwise specifically required by these By-Laws, a notice or waiver or notice of any meeting need not state the purposes of such meeting.
               Section 13.  Quorum and Voting.  One-third, but not less
                            -----------------
          than two, of the members of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute, the Articles of Incorporation, these By-Laws, the Investment Company Act of 1940, as amended, or other applicable statute, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence


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          of a quorum at any meeting of the Board, a majority of the directors present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other direc-tors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.
               Section 14 Organization.  The Board may, by resolution
                          ------------
          adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, the President or, in his absence of inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside there-at. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.
               Section 15.  Written Consent of Directors in Lieu of a
                            -----------------------------------------
          Meeting.  Subject to the provisions of the Investment Company Act
          -------
          of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the



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          Board or committee, as the case may be, consent thereto in writing, and the writings or writing are filed with the minutes of the proceedings of the Board or committee.
               Section 16.  Compensation.  Directors may receive compen-
                            ------------
          sation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.
               Section 17.  Investment Policies.  It shall be the duty of
                            -------------------
          the Board of Directors to direct that the purchase, sale, reten-tion and disposal of portfolio securities and the other invest-ment practices of the Corporation are at all times consistent with the investment policies and restrictions with respect to securities investments and otherwise of the Corporation, as recited in the current Prospectus and Statement of Additional Information of the Corporation, as filed from time to time with the Securities and Exchange Commission and as required by the Investment Company Act of 1940, as amended. The Board however, may delegate the duty of management of the assets and the ad-ministration of its day to day operations to an individual or corporate management company and/or investment adviser pursuant to a written contract or contracts which have obtained the requi-site approvals, including the requisite approvals of renewals thereof, of the Board of Directors and/or the stockholders of the Corporation in accordance with the provisions of the Investment Company Act of 1940, as amended.

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                                        ARTICLE IV

                                        Committees
                                        ----------

                  Section 1. Executive Committee.  The Board may, by reso-
                             -------------------
             lution adopted by a majority of the entire board, designate an Executive Committee consisting of two or more of the directors of the corporation, which committee shall have and may exercise all the powers and authority of the Board with respect to all matters other than:
                  (a) the submission to stockholders of any action requiring authorization of stockholders pursuant to statute or the Articles of Incorporation;
                  (b) the filling of vacancies on the Board of Directors;
                  (c) the fixing of compensation of the directors for serving on the Board or on any committee of the Board, including the Executive Committee;
                  (d) the approval or termination of any contract with an
             investment adviser or principal underwriter, as such terms are defined in the Investment Company Act of 1940, as amended, or the taking of any other action required to be taken by the Board of Directors by the Investment Company Act of 1940, as amended;
                  (e) the amendment or repeal of these By-Laws or the adop-
             tion of new By-Laws;
                  (f) the amendment or repeal of any resolution of the Board which by its terms may be amended or repealed only by the Board;
                  (g) the declaration of dividends and the issuance of
             capital stock of the Corporation; and

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               (h) the approval of any merger or share exchange which does not require stockholder approval.
              The Executive Committee shall keep written minutes of its proceedings and shall report such minutes to the Board. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be preju-diced by such revision or alteration.
               Section 2. Other Committees of the Board.  The Board of
                          -----------------------------
          Directors may from time to time, by resolution adopted by a majority of the whole Board, designate one or more other com-mittees of the Board, each such committee to consist of two or more directors and to have such powers and duties as the Board of Directors may, by resolution, prescribe.
              Section 3. General.  One-third, but not less than two, of
                         -------
          the members of any committee shall be present in person at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board may designate a chairman of any committee and such chairman or any two members of any committee may fix the time and place of its meetings unless the Board shall otherwise provide. In the absence or disqualification of any member of any committee, the member or members thereof present at any meeting and not dis-qualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent

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           or disqualified member.  The Board shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority or power of the Board in the management of the business or affairs of the Corporation.

                                      ARTICLE V

                            Officers, Agents and Employees
                            ------------------------------
                Section 1. Number of Qualifications.  The officers of the
                           ------------------------
           Corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The
           Board of Directors may elect or appoint one or more Vice Presi-dents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Such officers shall be elected by the Board of Directors each year at a meeting of the Board of Directors, each to hold office for the ensuing year and until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter pro-
          vided in these By-Laws.  The Board may from time to time elect, or delegate to the President the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents, as may be necessary or desirable for the business of the Corporation. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.
               Section 2. Resignations.  Any officer of the Corporation may
                          ------------
          resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise speci-fied therein, the acceptance of such resignation shall not be necessary to make it effective.
               Section 3. Removal of Officer, Agent or Employee.  Any officer,
                          -------------------------------------
          agent or employee of the Corporation may be removed by the Board of Directors with or without cause at any time, and the Board may dele-gate such power of removal as to agents and employees not elected or appointed by the Board of Directors. Such removal shall be without prejudice to such person's contract rights, if any, but the appoint-ment of any person as an officer, agent or employee of the Corpo-ration shall not of itself create contract rights.

               Section 4. Vacancies.  A vacancy in any office, whether arising
                          ---------
          from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.
               Section 5. Compensation.  The compensation of the officers of
                          ------------
          the Corporation shall be fixed by the Board of Directors, but this power may be delegated to any officer in respect of other officers under his control.
               Section 6. Bonds or Other Security.  If required by the Board,
                          -----------------------
          any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.
               Section 7. President.  The President shall be the chief execu-
                          ---------
          tive officer of the Corporation. In the absence of the Chairman of the Board (or if there be none), he shall preside at all meetings of the stockholders and of the Board Directors. He shall have, subject to the control of the Board of Directors, general charge of the business and affairs of the Corporation. He may employ and discharge employees and agents of the Corporation, except such as shall be appointed by the Board, and he may delegate these powers.
               Section 8. Vice President.  Each Vice President shall have such
                          --------------
          powers and perform such duties as the Board of Directors or the President may from time to time prescribe.




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

               Section 9. Treasurer.  The Treasurer shall
                          ---------
               (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation, except those which the Cor-poration has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation;
               (b) keep full and accurate accounts of receipts and disburse-ments in books belonging to the Corporation;
               (c) cause all moneys and other valuables to be deposited to the credit of the Corporation;
               (d) receive, and give receipts for, moneys due and payable, to the Corporation from any source whatsoever;
               (e) disburse the funds of the Corporation and supervise the investment of its funds as ordered or authorized by the Board, taking proper vouchers therefor; and
               (f) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.
               Section 10.  Secretary.  The Secretary shall
                            ---------
               (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the stockholders;

               (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;
               (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corpo-ration (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corpo-ration under its seal;
               (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and
               (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.
               Section 11.  Delegation of Duties.  In case of the absence of
                            --------------------
          any officer of the Corporation, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any director.

                                        ARTICLE VI

                                     Indemnification
                                     ---------------
               Each officer and director of the Corporation shall be indemni-fied by the Corporation to the full extent permitted under the General Laws of the State of Maryland, except that such indemnity shall not protect any such person against any liability to the Corpo-ration or any stockholder thereof to which such person would other-wise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the con-duct of his office. Absent a court determination that an officer or director seeking indemnification was not liable on the merits or guilty of willful misfeasance, bad faith, gross negligence or reck-less disregard of the duties involved in the conduct of his office, the decision by the Corporation to indemnify such person must be based upon the reasonable determination of independent legal counsel or the vote of a majority of a quorum of the directors who are neither "interested persons," as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, nor parties to the pro-ceeding ("non-party independent directors"), after review of the facts, that such officer or director is not guilty of willful mis-feasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.
               Each officer and director of the Corporation claiming indemni-fication within the scope of this Article VI shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permitted under the General Laws of the State of Maryland; provided, however, that the person seeking indemnification shall provide to the Corporation a written affirma-tion of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met and a written undertaking to repay any such advance, if it should ultimately be determined that the standard of conduct has not been met, and pro-vided further that at least one of the following additional condi-tions is met: (a) the person seeking indemnification shall provide a security in form and amount acceptable to the Corporation for his undertaking; (b) the Corporation is insured against losses arising by reason of the advance; (c) a majority of a quorum of non-party inde-pendent directors, or independent legal counsel in a written opinion, shall determine, based on a review of facts readily available to the Corporation at the time the advance is proposed to be made, that there is reason to believe that the person seeking indemnification will ultimately be found to be entitled to indemnification.
               The Corporation may purchase insurance on behalf of an officer or director protecting such person to the full extent permitted under the General Laws of the State of Maryland, from liability arising from his activities as officer or director of the Corporation. The Corporation, however, may not purchase insurance on behalf of any officer or director of the Corporation that protects or purports to protect such person from liability to the Corporation or to its stockholders to which such officer or director would otherwise be subject by reason of willful misfeasance, bad faith, gross negli-gence, or reckless disregard of the duties involved in the conduct of his office.
               The Corporation may indemnify, make advances or purchase insurance to the extent provided in this Article VI on behalf of an employee or agent who is not an officer or director of the Corpora-tion.
                                       ARTICLE VII

                                      Capital Stock
                                      -------------
               Section 1. Stock Certificates.  Each holder of stock of the
                          ------------------
          Corporation shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board, repre-senting the number of shares of stock of the Corporation owned by him, provided, however, that certificates for fractional shares will not be delivered in any case. The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile sig-nature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in office at the date of issue.
               Section 2. Books of Account and Record of Stockholders.  There
                          -------------------------------------------
          shall be kept at the principal executive office of the Corporation correct and complete books and records of account of all the business and transactions of the Corporation. There shall be made available upon request of any stockholder, in accordance with Maryland law, a record containing the number of shares of stock issued during a spe-cified period not to exceed twelve months and the consideration re-ceived by the Corporation for each such share.
               Section 3. Transfers of Shares.  Transfers of shares of stock
                          -------------------
          of the Corporation shall be made on the stock records of the Corpo-ration only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equit-able or legal claim to or interest in any such share or shares on the part of any other person.
               Section 4. Regulations.  The Board may make such additional
                          -----------
          rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signa-ture or signatures of any of them.
               Section 5. Lost, Destroyed or Mutilated Certificates.  The
                          -----------------------------------------
          holder of any certificates representing shares of stock of the Corpo-ration shall immediately notify the Corporation of any loss, destruc-tion or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate thereto-fore issued by it which the owner thereof shall allege to have been lost or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representa-tives to give to the Corporation a bond in such sum, limited or un-limited, and in such form and with such surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary not-withstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.
               Section 6. Fixing of a Record Date for Dividends and Distri-
                          ------------------------------------------------
          butions.  The Board may fix, in advance, a date not more than ninety
          -------
          days preceding the date fixed for the payment of any dividend or the making of any distribution or the allotment of rights to subscribe for securities of the Corporation, or for the delivery of evidences of rights or evidences of interests arising out of any change, con-version or exchange of common stock or other securities, as the record date for the determination of the stockholders entitled to receive any such dividend, distribution, allotment, rights or inter-ests, and in such case only the stockholders of record at the time so fixed shall be entitled to receive such dividend, distribution, allotment, rights or interests.
               Section 7. Information to Stockholders and Others.  Any stock-
                          --------------------------------------
          holder of the Corporation or his agent may inspect and copy during usual business hours the Corporation's By-Laws, minutes of the pro-ceedings of its stockholders, annual statements of its affairs, and voting trust agreements on file at its principal office.

                                      ARTICLE VIII

                                          Seal
                                          ----
               The seal of the Corporation shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Directors, the name of the Corporation, the year of its incorpora-
            tion and the words "Corporate Seal" and "Maryland." Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                         ARTICLE IX

                                         Fiscal Year
                                         -----------
               Unless otherwise determined by the Board, the fiscal year of the
            Corporation shall end on the 31st day of October.

                                          ARTICLE X

                                 Depositories and Custodians
                                 ---------------------------
                 Section 1. Depositories.  The funds of the Corporation shall be
                            ------------
            deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.
                 Section 2. Custodians.  All securities and other investments
                            ----------
            shall be deposited in the safe keeping of such banks or other com-panies as the Board of Directors of the Corporation may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Corporation shall contain provisions complying with the In-vestment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                       ARTICLE XI

                                Execution of Instruments
                                ------------------------
               Section 1. Checks, Notes, Drafts, etc.  Checks, notes, drafts,
                          --------------------------
          acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as the Board of Directors by resolution shall from time to time designate.
               Section 2. Sale or Transfer of Securities.  Stock certificates,
                          ------------------------------
          bonds or other securities at any time owned by the Corporation may be held on behalf of the Corporation or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pur-suant to authorization by the Board and, when so authorized to be held on behalf of the Corporation or sold, transferred or otherwise disposed of, may be transferred from the name of the Corporation by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Directors, subject to applicable law.
                                       ARTICLE XII

                             Independent Public Accountants
                             ------------------------------
              The firm of independent public accountants which shall sign or certify the financial statements of the Corporation which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Directors and, if required by the provisions of the Investment Company Act of 1940, as amended, ratified by the stockholders.

                                      ARTICLE XIII

                                    Annual Statement
                                    ----------------
               The books of account of the Corporation shall be examined by an independent firm of public accountants at the close of each annual period of the Corporation and at such other times as may be directed by the Board. A report to the stockholders based upon each such examination shall be mailed to each stockholder of the Corporation of record on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Corporation. such annual statement shall also be available at the annual meeting of stockholders, if any, and, within 20 days after the meeting (or, in the absence of an annual meeting, within 20 days after the end of the month of February following the end of the fiscal year), be placed on file at the Corporation's principal office. Each such report shall show the assets and liabilities of the Corporation as of the close of the annual or quarterly period covered by the report and the securities in which the funds of the Corporation were then invested. Such report shall also show the Corporation's income and expenses for the period from the end of the Corporation's preceding fiscal year to the close of the annual or quarterly period covered by the report and any other information required by the Investment Company Act of 1940, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

                                       ARTICLE XIV

                                       Amendments
                                       ----------
               These By-Laws or any of them may be amended, altered or repealed at any regular meeting of the stockholders or at any special meeting of the stockholders at which a quorum is present or represented, provided that notice of the proposed amendment, alteration or repeal be contained in the notice of such special meeting. These By-Laws may also be amended, altered or repealed by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the Investment Company Act of 1940, as amended.